Exhibit 99.1
STONE ENERGY CORPORATION
Announces Results for the Three Months Ended March 31, 2017
LAFAYETTE, LA. May 8, 2017

Stone Energy Corporation (NYSE: SGY) (“Stone” or the “Company”) today announced financial and operational results for the three months ended March 31, 2017. Some items of note include:

•	Gulf of Mexico production volumes averaged 19.6 thousand barrels of oil equivalent per day for the three months ended March 31, 2017

•	Sale of Appalachia assets closed

•	Emergence from Chapter 11 with reduced debt, excess cash and an undrawn bank facility

•	Implementation of Fresh Start Accounting upon emergence from Chapter 11

Financial Results

For the three months ended March 31, 2017, Stone reported net income of $370.7 million on oil and gas revenue of $91.0 million. The adjusted net loss for the same period, which excludes a net gain related to reorganization-related items of $637.9 million and impairment charges of $256.4 million, was $8.4 million. Net cash provided by operating activities for the three months ended March 31, 2017 totaled $4.8 million, while discretionary cash flow for the same period totaled $18.8 million. Please see “Non-GAAP Financial Measures” and the accompanying financial statements for reconciliations of adjusted net loss, a non-GAAP financial measure, to net income, and discretionary cash flow, a non-GAAP financial measure, to net cash provided by operating activities.

Net daily production during the three months ended March 31, 2017 averaged 30.4 thousand barrels of oil equivalent (“MBoe”) per day, which included approximately 19.6 MBoe per day from the Gulf of Mexico (“GOM”) basin. The GOM basin production mix for this period was approximately 71% oil, 23% natural gas and 6% natural gas liquids (“NGLs”). We expect production rates from the GOM basin to range from 19 MBoe per day to 21 MBoe per day for the second quarter of 2017.

Prices realized during the three months ended March 31, 2017 averaged $49.97 per barrel of oil, $2.68 per Mcf of natural gas and $21.60 per barrel of NGLs. Average realized prices for the first quarter of 2016 were $36.87 per barrel of oil, $2.22 per Mcf of natural gas and $13.01 per barrel of NGLs.

Lease operating expenses during the three months ended March 31, 2017 totaled $13.6 million ($4.96 per Boe) including lease operating expenses for the GOM basin of approximately $11.3 million. We expect lease operating expenses for the full year of 2017 to range from $66 million to $72 million, which includes additional planned major maintenance projects scheduled for the second and third quarters of 2017.

Transportation, processing and gathering (“TP&G”) expenses during the three months ended March 31, 2017 totaled $7.1 million ($2.59 per Boe), which includes TP&G expenses for the GOM basin of approximately $0.3 million. Due to the sale of our Appalachia properties, we expect TP&G expenses to remain under $1 million per quarter for the remaining quarters of 2017.

Depreciation, depletion and amortization (“DD&A”) expense on oil and gas properties for the three months ended March 31, 2017 totaled $52.3 million ($19.13 per Boe). We expect DD&A for the GOM basin to range from $18 per Boe to $19 per Boe for each of the remaining quarters of 2017.

The March 31, 2017 write-down of oil and gas properties of $256.4 million was primarily due to differences between the trailing twelve-month average pricing assumption required by the Securities and Exchange Commission when calculating the ceiling test under the full cost method of accounting and the forward prices used in fresh start accounting to estimate the fair value of our oil and gas properties as of the fresh start reporting date of February 28, 2017.

Salaries, general and administrative (“SG&A”) expenses (exclusive of incentive compensation) for the three months ended March 31, 2017 were $13.0 million ($4.74 per Boe). We expect cash SG&A expenses before capitalization for subsequent quarters in 2017 to range from $12 million to $14 million excluding non-recurring items, non-cash items and incentive compensation.

Accretion expense for the three months ended March 31, 2017 was $8.3 million. As a result of the revaluation of our asset retirement obligations in accordance with the implementation of fresh start accounting, we expect accretion expense to approximate $9 million in future quarters of 2017.

Interest expense for the three months ended March 31, 2017 was $1.2 million, which primarily included interest associated with the Company’s $225 million of 7.50% Senior Second Lien Notes due 2022 that were issued on the February 28, 2017 effective date of Stone’s plan of reorganization.

Other expense for the three months ended March 31, 2017 of $13.3 million was primarily attributable to the previously announced break-up fee paid to TH Exploration III, LLC, an affiliate of Tug Hill, Inc., upon the close of the sale of the Appalachia properties to EQT Corporation, through its wholly owned subsidiary EQT Production Company (“EQT”).

Reorganization items for the three months ended March 31, 2017 generated income of $437.7 million, resulting from fresh start accounting valuations adjustments of $235.8 million and a $230.1 million gain on the settlement of liabilities subject to compromise, which were partially offset by reorganization professional fees and other expenses. Since the Company emerged from chapter 11 reorganization on February 28, 2017, we do not expect to incur additional reorganization expenses.

Fresh Start Accounting and Hedge Accounting Changes

Upon emergence from chapter 11 reorganization, Stone adopted fresh start accounting effective February 28, 2017. Under the principles of fresh start accounting, a new reporting entity was created, and Stone’s assets and liabilities were recorded at their fair values as of the fresh start reporting date. Also, effective January 1, 2017, we have elected to not designate our 2017 and 2018 commodity derivative contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result, Stone’s financial statements dated on or after March 1, 2017 will not be comparable with financial statements issued prior to that date. References to “Predecessor” refer to Stone prior to the adoption of fresh start accounting while references to “Successor” refer to Stone subsequent to the adoption of fresh start accounting. Please review Stone’s Quarterly Report on Form 10-Q for the period ended March 31, 2017 for further details regarding fresh start accounting and the financial information presented at the end of this press release.

Capital Expenditures Update

Capital expenditures for the three months ended March 31, 2017 were approximately $37.3 million, which included approximately $13 million associated with drilling and completing the Mt. Bona well at the Pompano platform and approximately $21 million of plugging and abandonment expenditures, approximately $19 million of which were attributable to temporary plugging and abandonment operations on the Amethyst well. In addition, $3.3 million of SG&A expenses and $2.9 million of interest were capitalized during the three months ended March 31, 2017.

Our initial capital expenditures budget for 2017 of $181 million includes approximately $27 million for exploration opportunities, $54 million for development activities and $100 million for the plugging and abandonment of idle wells and platforms, and excludes capitalized SG&A and interest expenses. Stone is evaluating various acquisition opportunities, which, if successful, would be additive to the current capital expenditures budget.

Liquidity Update

As of March 31, 2017, Stone’s liquidity approximated $391.8 million, which included $137.5 million of undrawn capacity under the Company’s revolving credit facility plus approximately $180.2 million in cash and cash equivalents and approximately $74.1 million in cash being held in a restricted account to satisfy near-term plugging and abandonment activities. As of May 8, 2017, Stone had cash on hand of approximately $175.6 million and $72.3 million in cash held in the restricted abandonment account.

As of March 31, 2017, Stone’s outstanding debt totaled approximately $235.8 million, consisting of $225 million of 7.50% Senior Second Lien Notes due 2022 and approximately $10.8 million outstanding under a building loan. Further, the Company had no outstanding borrowings and outstanding letters of credit of approximately $12.5 million under its $200 million reserve-based revolving credit facility, with available borrowings thereunder of $150 million until November 1, 2017.

We expect that cash flows from operating activities, cash on hand and availability under our revolving credit facility will be adequate to meet the current 2017 operating and capital expenditures needs of the Company.

Sale of Appalachia Properties

As previously announced, on February 27, 2017, Stone completed the disposition of producing properties and acreage, including approximately 86,000 net acres, in the Appalachian regions of Pennsylvania and West Virginia (collectively, the “Properties”) to EQT, for a purchase price of $527 million, subject to customary purchase price adjustments and an upward adjustment to the purchase price of up to $16 million in an amount equal to certain downward adjustments. The sale of the Properties was consummated in accordance with the terms of a purchase and sale agreement, dated February 9, 2017, by and between the Company and EQT.

At December 31, 2016, the estimated proved reserves associated with the Properties represented approximately 34% of the Predecessor Company’s total estimated proved oil and natural gas reserves on a volume equivalent basis.

Strategic Review

As previously announced, following the successful completion of the Company’s financial restructuring and emergence from Chapter 11 reorganization, Stone’s Board of Directors (the “Board”) retained Petrie Partners LLC to assist the Board in its determination of the Company’s strategic direction, including assessing its various strategic alternatives. The Board intends to explore all potential avenues to increase stockholder value, which may include the acquisition of additional assets, accessing external capital, a business combination, or another strategic transaction. No decision has been made with regard to any alternatives, and there can be no assurance that this assessment will result in any transaction.

Operational Update

Pompano Platform Drilling Program (Deep Water). In January 2017, we reinitiated platform drilling operations on the Mt. Bona prospect. We completed the well at the end of April 2017, and it is currently producing approximately 950 Boe per day. Stone holds a 100% working interest in this well. We have decided to postpone the drilling of the Providence prospect utilizing the platform drilling rig, and will release the platform drilling rig as of mid-summer 2017.

Mississippi Canyon 26 - No. 1 Amethyst Well (Deep Water). As previously reported, on November 30, 2016, we performed a routine shut in of the Amethyst well to record pressures and determined that pressure communication existed between the production tubing and production casing strings, resulting from a suspected tubing leak. In late April 2017, we completed temporary abandonment operations and are evaluating the well for potential sidetrack operations, assuming we can secure an appropriate partner.

Mississippi Canyon 117 - Rampart Deep and Rampart Shallow (Deep Water).  The Rampart exploration prospects (Deep and Shallow) target the Miocene interval and are expected to be tied back to the Pompano platform, if successful.  Stone currently holds a 100% working interest in the prospect, but has been in discussions with deep water operators to reduce its working interest to 50% or less.  The prospects are located nine miles from Stone’s Pompano platform, and each well is estimated to take three months to drill.

Mississippi Canyon 72 - Derbio (Deep Water).  The Derbio prospect is located five miles from Stone’s Pompano platform and targets the Miocene interval. If successful, a tie-back to the Pompano platform is likely. Stone currently holds a 100% working interest in the prospect, but has been in discussions with other deep water operators to reduce its working interest to 50% or less.  The well is estimated to take three months to drill.

Hedge Position

The following table illustrates our derivative positions for 2017 and 2018 as of May 8, 2017:

	Oil Hedging Contracts
	NYMEX
	Put Contracts			Swap Contracts
	Daily Volume (Bbls/d)	Put Price ($ per Bbl)		Daily Volume (Bbls/d)	Swap Price ($ per Bbl)

Feb 2017 - Dec 2017	2,000	$50.00	Mar 2017 - Dec 2017	1,000	$53.90
Jan 2018 - Dec 2018	1,000	$54.00	Jan 2018 - Dec 2018	1,000	$52.50
Jan 2018 - Dec 2018	1,000	$45.00

	Collar Contracts
	Daily Volume (Bbls/d)	Put Price ($ per Bbl)	Call Price ($ per Bbl)

Mar 2017 - Dec 2017	1,000	$50.00	$56.45
Apr 2017 - Dec 2017	1,000	$50.00	$56.75

Other Information

Stone Energy will not be hosting a conference call to discuss the operational and financial results for the three months ended March 31, 2017.

Non-GAAP Financial Measures

In this press release, we refer to non-GAAP financial measures we call “discretionary cash flow” and “adjusted net loss.” Management believes adjusted net loss is useful to investors because it is widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the oil and gas exploration and production industry. Discretionary cash flow equals cash flows from operating activities before changes in operating assets and liabilities. Management believes discretionary cash flow is a financial indicator of our company’s ability to internally fund capital expenditures and service debt. Management also believes this non-GAAP financial measure of cash flow is useful information to investors because it is widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the oil and gas exploration and production industry. Discretionary cash flow should not be considered an alternative to net cash provided by (used in) operating activities or net income (loss), as defined by GAAP. Please see the “Reconciliation of Non-GAAP Financial Measure” schedules for a reconciliation of adjusted net loss to net income (loss) and a reconciliation of discretionary cash flow to net cash provided by (used in) operating activities.

Forward Looking Statements

Certain statements in this press release are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that Stone plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the timing and extent of changes in commodity prices for oil and gas; operating risks; liquidity risks, including risks relating to our bank credit facility and the Company's ability to access the capital markets; political and regulatory developments and legislation, including developments and legislation relating to our operations in the Gulf of Mexico basin; and other risk factors and known trends and uncertainties as described in Stone’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements. Stone assumes no obligation and expressly disclaims any duty to update the information contained herein, except as required by law.

Estimates for Stone’s future production volumes are based on assumptions of capital expenditures levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation and marketing of oil and gas are subject to disruption due to transportation and processing availability, mechanical failure, human error, hurricanes and numerous other factors. Stone’s estimates are based on certain other assumptions, such as well performance and uptime estimates, which may vary significantly from those assumed. Delays experienced in well permitting could affect the timing of drilling and production. Lease operating expenses, which include major maintenance costs, vary in response to changes in prices of services and materials used in the operation of our properties and the amount of maintenance activity required. Estimates of DD&A rates can vary according to reserve additions, capital expenditures, future development costs, and other factors. Therefore, we can give no assurance that our future production volumes, lease operating expenses or DD&A rates, if provided, will be as estimated.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with additional offices in New Orleans and Houston. Stone is engaged in the acquisition, exploration, development and production of properties in the Gulf of Mexico basin. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com.

STONE ENERGY CORPORATION SUMMARY STATISTICS (Unaudited)

	Three Months Ended March 31,
	2017 (1) (2)	2016
PRODUCTION QUANTITIES
Oil (MBbls)	1,318	1,635
Natural gas (MMcf)	5,855	6,846
Natural gas liquids (MBbls)	439	364
Oil, natural gas and NGLs (MBoe)	2,733	3,140
AVERAGE DAILY PRODUCTION
Oil (MBbls)	14.6	18.2
Natural gas (MMcf)	65.1	76.1
Natural gas liquids (MBbls)	4.9	4.0
Oil, natural gas and NGLs (MBoe)	30.4	34.9
REVENUE DATA (in thousands)(3)
Oil revenue	$65,864	$60,275
Natural gas revenue	15,686	15,173
Natural gas liquids revenue	9,483	4,735
Total oil, natural gas and NGLs revenue	$91,033	$80,183
AVERAGE REALIZED PRICES (3)
Oil (per Bbl)	$49.97	$36.87
Natural gas (per Mcf)	2.68	2.22
Natural gas liquids (per Bbl)	21.60	13.01
Oil, natural gas and NGLs (per Boe)	33.31	25.54
AVERAGE COSTS
Lease operating expenses (per Boe)	$4.96	$6.23
Salaries, general and administrative expenses (per Boe)	4.74	4.06
DD&A expense on oil and gas properties (per Boe)	19.13	19.25

(1)	Results include operational and financial results from the Appalachia basin through the close of the sale of Appalachia properties on February 27, 2017.
(2) For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for the three month period ended March 31, 2017. The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor will not be comparable to those of the Predecessor. The financial information in the Consolidated Statement of Operations and Reconciliations of Non-GAAP Financial Measures on the following pages provides the Successor's and the Predecessor's GAAP results for the applicable periods. The Company believes that subject to consideration of the impact of fresh start accounting, combining the results of the Predecessor and Successor provides meaningful information about production, revenues, commodity prices and costs that assists a reader in understanding the Company’s financial results for the applicable period.

(3)
Through December 31, 2016, we designated our commodity derivatives as cash flow hedges for accounting purposes upon entering into the contracts. Accordingly, they were recorded as either an asset or liability measured at fair value and subsequent changes in the derivative’s fair value were recognized in stockholders’ equity through other comprehensive income (loss), net of related taxes, to the extent the hedge was considered effective. Monthly settlements of effective hedges were reflected in revenue from oil and natural gas production. With respect to our 2017 and 2018 commodity derivative contracts, we have elected to not designate these contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result of these mark-to-market adjustments, we will likely experience volatility in earnings from time to time due to commodity price volatility. Further, this change in accounting method effects the comparability of 2017 revenues, average realized prices and derivative income/expense to 2016 revenues, average realized prices and derivative income/expense, respectively.

STONE ENERGY CORPORATION CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share amounts) (Unaudited)

		Successor	Predecessor	Predecessor
	Combined Three Months Ended March 31, 2017 (1)(2)	Period from March 1, 2017 through March 31, 2017	Period from January 1, 2017 through February 28, 2017 (1)	Three Months Ended March 31, 2016
Operating revenue:(3)
Oil production	$65,864	$20,027	$45,837	$60,275
Natural gas production	15,686	2,210	13,476	15,173
Natural gas liquids production	9,483	777	8,706	4,735
Other operational income	1,052	149	903	356
Derivative income, net	2,646	2,646	—	138
Total operating revenue	94,731	25,809	68,922	80,677
Operating expenses:
Lease operating expenses	13,560	4,740	8,820	19,547
Transportation, processing and gathering expenses	7,077	144	6,933	841
Production taxes	747	65	682	481
Depreciation, depletion and amortization	53,276	15,847	37,429	61,558
Write-down of oil and gas properties	256,435	256,435	—	129,204
Accretion expense	8,348	2,901	5,447	9,983
Salaries, general and administrative expenses	12,951	3,322	9,629	12,754
Incentive compensation expense	2,008	—	2,008	4,979
Restructuring fees	288	288	—	953
Other operational expenses	1,191	661	530	12,527
Derivative expense, net	1,778	—	1,778	—
Total operating expenses	357,659	284,403	73,256	252,827

Gain on Appalachia Properties divestiture	213,453	—	213,453	—

Income (loss) from operations	(49,475)	(258,594)	209,119	(172,150)
Other (income) expenses:
Interest expense	1,190	1,190	—	15,241
Interest income	(85)	(40)	(45)	(114)
Other income	(446)	(131)	(315)	(298)
Other expense	13,336	—	13,336	2
Reorganization items, net	(437,744)	—	(437,744)	—
Total other (income) expense	(423,749)	1,019	(424,768)	14,831
Income (loss) before income taxes	374,274	(259,613)	633,887	(186,981)
Provision (benefit) for income taxes:
Current	3,570	—	3,570	(1,074)
Deferred	—	—	—	2,877
Total income taxes	3,570	—	3,570	1,803
Net income (loss)	$370,704	$(259,613)	$630,317	$(188,784)
Net income (loss) per share		$(12.98)	$110.99	$(33.89)
Average shares outstanding - diluted		19,997	5,634	5,571

(1)	Results include operational and financial results from the Appalachia basin through the close of the sale of Appalachia properties on February 27, 2017.
(2) For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for the three month period ended March 31, 2017. The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor will not be comparable to those of the Predecessor. The Company believes that subject to consideration of the impact of fresh start accounting, combining the results of the Predecessor and Successor provides meaningful information that assists a reader in understanding the Company’s financial results for the applicable period.

(3)
Through December 31, 2016, we designated our commodity derivatives as cash flow hedges for accounting purposes upon entering into the contracts. Accordingly, they were recorded as either an asset or liability measured at fair value and subsequent changes in the derivative’s fair value were recognized in stockholders’ equity through other comprehensive income (loss), net of related taxes, to the extent the hedge was considered effective. Monthly settlements of effective hedges were reflected in revenue from oil and natural gas production. With respect to our 2017 and 2018 commodity derivative contracts, we have elected to not designate these contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result of these mark-to-market adjustments, we will likely experience volatility in earnings from time to time due to commodity price volatility. Further, this change in accounting method effects the comparability of 2017 revenues, average realized prices and derivative income/expense to 2016 revenues, average realized prices and derivative income/expense, respectively.

STONE ENERGY CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURE DISCRETIONARY CASH FLOW to NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES (In thousands) (Unaudited)

		Successor	Predecessor	Predecessor
	Combined Three Months Ended March 31, 2017 (1)(2)	Period from March 1, 2017 through March 31, 2017	Period from January 1, 2017 through February 28, 2017 (1)	Three Months Ended March 31, 2016

Net income (loss) as reported	$370,704	$(259,613)	$630,317	$(188,784)
Reconciling items:
Depreciation, depletion and amortization	53,276	15,847	37,429	61,558
Write-down of oil and gas properties	256,435	256,435	—	129,204
Deferred income tax provision	—	—	—	2,877
Accretion expense	8,348	2,901	5,447	9,983
Gain on sale of oil and gas properties	(213,453)	—	(213,453)	—
Non-cash stock compensation expense	2,662	17	2,645	2,312
Non-cash interest expense	—	—	—	4,635
Non-cash derivative (income) expense(3)	(706)	(2,484)	1,778	192
Non-cash reorganization items	(458,677)	—	(458,677)	—
Other non-cash expense	172	—	172	6,081
Discretionary cash flow	18,761	13,103	5,658	28,058
Change in income taxes payable	3,570	—	3,570	(1,074)
Settlement of asset retirement obligations	(21,241)	(17,600)	(3,641)	(4,667)
Investment in derivative contracts	(5,876)	(2,140)	(3,736)	—
Other working capital changes	9,548	17,283	(7,735)	7,122
Net cash provided by (used in) operating activities	$4,762	$10,646	$(5,884)	$29,439

(1)	Results include operational and financial results from the Appalachia basin through the close of the sale of Appalachia properties on February 27, 2017.
(2) For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for the three month period ended March 31, 2017. The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor will not be comparable to those of the Predecessor. The Company believes that subject to consideration of the impact of fresh start accounting, combining the results of the Predecessor and Successor provides meaningful information that assists a reader in understanding the Company’s financial results for the applicable period.

(3)
Through December 31, 2016, we designated our commodity derivatives as cash flow hedges for accounting purposes upon entering into the contracts. Accordingly, they were recorded as either an asset or liability measured at fair value and subsequent changes in the derivative’s fair value were recognized in stockholders’ equity through other comprehensive income (loss), net of related taxes, to the extent the hedge was considered effective. Monthly settlements of effective hedges were reflected in revenue from oil and natural gas production. With respect to our 2017 and 2018 commodity derivative contracts, we have elected to not designate these contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result of these mark-to-market adjustments, we will likely experience volatility in earnings from time to time due to commodity price volatility. Further, this change in accounting method effects the comparability of 2017 revenues, average realized prices and derivative income/expense to 2016 revenues, average realized prices and derivative income/expense, respectively.

STONE ENERGY CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURE ADJUSTED NET LOSS to NET INCOME (LOSS) (In thousands) (Unaudited)

		Successor	Predecessor	Predecessor
	Combined Three Months Ended March 31, 2017 (2)(3)	Period from March 1, 2017 through March 31, 2017	Period from January 1, 2017 through February 28, 2017 (2)	Three Months Ended March 31, 2016

Net income (loss) as reported	$370,704	$(259,613)	$630,317	$(188,784)
Reconciling items:
Reorganization-related items (1)	(637,861)	—	(637,861)	—
Tax effect	240,953	—	240,953	—
Write-down of oil and gas properties	256,435	256,435	—	129,204
Tax effect	(90,393)	(90,393)	—	(45,544)
Valuation allowance on deferred tax assets	(148,260)	91,543	(239,803)	61,067
Total reconciling items	(379,126)	257,585	(636,711)	144,727
Adjusted net loss	$(8,422)	$(2,028)	$(6,394)	$(44,057)

Net income (loss) per share as reported		$(12.98)	$110.99	$(33.89)
Per share effect of impairment charges and reorganization-related items		$12.88	$(112.12)	$25.98
Net loss per share before impairment charges and reorganization-related items		$(0.10)	$(1.13)	$(7.91)

(1) Reorganization-related items
Reorganization items	$(437,744)	$—	$(437,744)	$—
Break-up fee and expense reimbursements to Tug Hill (Other expense)	13,336	—	13,336	—
Gain on Appalachia Properties divestiture	(213,453)	—	(213,453)	—
	$(637,861)	$—	$(637,861)	$—

(2)	Results include operational and financial results from the Appalachia basin through the close of the sale of Appalachia properties on February 27, 2017.
(3) For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for the three month period ended March 31, 2017. The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor will not be comparable to those of the Predecessor. The Company believes that subject to consideration of the impact of fresh start accounting, combining the results of the Predecessor and Successor provides meaningful information that assists a reader in understanding the Company’s financial results for the applicable period.

STONE ENERGY CORPORATION CONSOLIDATED BALANCE SHEET (In thousands) (Unaudited)

	Successor	Predecessor
	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$180,239	$190,581
Restricted cash	74,068	—
Accounts receivable	35,380	48,464
Fair value of derivative contracts	3,398	—
Current income tax receivable	22,516	26,086
Other current assets	11,150	10,151
Total current assets	326,751	275,282
Oil and gas properties, full cost method of accounting:
Proved	677,977	9,616,236
Less: accumulated depreciation, depletion and amortization	(271,960)	(9,178,442)
Net proved oil and gas properties	406,017	437,794
Unevaluated	97,617	373,720
Other property and equipment, net	20,741	26,213
Fair value of derivative contracts	3,185	—
Other assets, net	16,993	26,474
Total assets	$871,304	$1,139,483
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable to vendors	$26,033	$19,981
Undistributed oil and gas proceeds	1,428	15,073
Accrued interest	1,649	809
Asset retirement obligations	85,498	88,000
Current portion of long-term debt	412	408
Other current liabilities	17,500	18,602
Total current liabilities	132,520	142,873
Bank credit facility	—	341,500
7.5% Senior Second Lien Notes due 2022	225,000	—
4.2% Building Loan	10,813	10,876
Asset retirement obligations	189,870	154,019
Other long-term liabilities	17,557	17,315
Total liabilities not subject to compromise	575,760	666,583
Liabilities subject to compromise	—	1,110,182
Total liabilities	575,760	1,776,765
Predecessor common stock	—	56
Predecessor treasury stock	—	(860)
Predecessor additional paid-in capital	—	1,659,731
Successor common stock	200	—
Successor additional paid-in capital	554,957	—
Accumulated deficit	(259,613)	(2,296,209)
Total stockholders’ equity	295,544	(637,282)
Total liabilities and stockholders’ equity	$871,304	$1,139,483